UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): December 9, 2024
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2024, Mueller Water Products, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Marietta Edmunds Zakas, the Company’s Chief Executive Officer, which supplements Ms. Zakas’ existing Employment Agreement, dated September 15, 2008 and as thereafter amended, and Executive Change-in-Control Severance Agreement, dated September 30, 2018 (the “CIC Agreement”).
In addition, the Letter Agreement supersedes the Company’s prior letter agreement with Ms. Zakas, dated August 21, 2023 (the “Prior Letter Agreement”). As a result, the Prior Letter Agreement, including Section 4 thereof, is of no further force or effect. The Prior Letter Agreement had provided that Ms. Zakas would receive full severance benefits under the CIC Agreement in the event her employment was terminated without cause or for good reason – in each instance, regardless of whether or not the Company had experienced a Change-in-Control (as defined in the CIC Agreement). Pursuant to the Letter Agreement, Ms. Zakas has agreed to forego these benefits and the terms of the CIC Agreement will now only apply following a Change-in-Control.
Ms. Zakas will continue to (i) receive an annual base salary of no less than $900,000, a target annual bonus equal to no less than 110% of annual base salary and target annual long-term incentive opportunity equal to no less than 333% of annual base salary, (ii) be entitled to a severance multiple of three in connection with a Qualifying Termination (as defined in the CIC Agreement), (iii) be entitled to a base salary severance of 300% of her then-current base salary upon a termination without “cause” or resignation for “good reason”, (iv) receive a monthly car allowance of $2,000 per month and (v) receive reimbursement of financial planning expenses in accordance with the Company’s policy for executive financial planning.
The Letter Agreement further provides that, in the event Ms. Zakas terminates her employment as a result of a retirement in which she has provided six months prior written notice to the Company of her intent to retire or her employment is terminated as a result of death, disability, a termination by the Company (other than for “cause”) or a termination by Ms. Zakas for “good reason”, she will be entitled to (i) a prorated annual bonus for the fiscal year in which the termination occurs, determined based on actual performance, (ii) COBRA continuation coverage for up to 18 months following termination, (iii) monthly payments equal to 150% of the applicable monthly COBRA rate for the coverage that is extended and (iv) continued group life insurance coverage for 24 months following termination.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement, dated December 9, 2024
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 11, 2024	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel and Corporate Secretary